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                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 30, 1999




                              CLEARWORKS.NET, INC.
         ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                     000-26547            76-0576542
  -----------------------------      ----------------      ----------------
  (State or other jurisdiction       (Commission File      (IRS Employer
       of incorporation)              Number)               Identification No.)


                 2450 Fondren, Suite 200, Houston, Texas 77063
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (713) 334-2595
                                                           --------------

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Item 2.  ACQUISITION OF ASSETS

         On December 30, 1999, ClearWorks Integration Services, Inc. ("ClearWorks Integration"), a Texas Corporation and a wholly owned subsidiary of ClearWorks.net, Inc. (the "Company"), acquired all of the issued and outstanding shares of United Computing Group, Inc. and United Consulting Group, Inc., both Texas corporations (collectively referred to as "UCG") in exchange for 2,000,000 shares of the Company's restricted common stock. The sellers were four individuals (the "UCG Shareholders") who had no previous relationships with the Company or any of its affiliates. Three of the UCG Shareholders will continue as employees of UCG. UCG is involved in internet consulting, design and implementation, including the sale, installation and integration of computer hardware equipment as well as information technology and staffing.
The price was determined by arms-length negotiation between the Company and the UCG Shareholders, with each party considering the business and business prospects of the other in determining the respective amounts of consideration.

         On the date of closing, the Company loaned $500,000 to UCG, and UCG used those funds primarily to repay loans made by certain of its shareholders to UCG and to distribute the shareholders' equity in UCG to the shareholders. The source of these funds was a recent private placement completed by the Company.

         Immediately after the closing, the Company entered into option agreements with Kevan Casey (President) and Tommy Allen (Vice President) of United Computing Group, Inc. pursuant to which they can earn options to purchase up to a total of 1,000,000 additional shares of the Company's common stock to be issued pursuant to the Company's 1999 Long-Term Incentive Plan, based upon certain pre-determined revenue goals for UCG. The options are exercisable, only if the revenue goals are met, at $.25 per share and expire on December 31, 2000. In general, the options become exercisable in increasing amounts to the extent, if any, that UCG's revenues exceed $15 million for calendar year 2000, and all 1,000,000 options become exercisable if UCG's revenues equal or exceed $42 million for calendar year 2000.

         The purchase agreement also provides that, at the election of the UCG Shareholders, all the shares of UCG will be returned to the UCG Shareholders and that the UCG Shareholders will return all but 500,000 shares of the Company's common stock (i) if the closing bid price for the Company's common stock is less than $1.50 per share during certain specified periods, or (ii) if the Company does not provide UCG with sufficient capital for UCG to maintain a positive working capital ratio of 1.2 during the period from March 1, 2000 until December 31, 2000.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) The financial statements required to be filed will be filed by amendment during February 2000.

         (b) The pro forma financial information required to be filed will be filed by amendment during February 2000.

         (c) Exhibit 2. Agreement and Plan of Acquisition (United Computing Group, Inc. and United Consulting Group, Inc.)



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 7, 2000        CLEARWORKS.NET, INC.

                                 By: /s/ Michael T. McClere
                                     -------------------------------------------
                                     Michael T. McClere, Chief Executive Officer